UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2002

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO	64111

(Address of Principal Executive Offices)	(Zip Code)

(816) 753-6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release dated November 19, 2002

Item 5. Other Events and Required FD Disclosure.

On November 19, 2002, H&R Block, Inc. (the “Company”) issued a press release announcing its settlement in litigation entitled Haese, et al. v. H&R Block Inc., et al., Case No. CV96-423, pending in the District Court of Kleberg County, Texas, and providing guidance regarding the Company’s fiscal quarter ended October 31, 2002. The Board of Directors of the Company had approved the settlement late Monday, November 18, 2002. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this current report on Form 8-K and the exhibit hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding the company, the industries and markets in which the company operates, and management’s assumptions and beliefs relating thereto. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, the uncertainty that all conditions to which the settlement in the Haese case is subject will be satisfied, the uncertainty that the courts will give final approval to the settlements in the Haese and/or Zawikowski cases referred to in the exhibit hereto, the uncertainty that any order approving any of the settlements will not be successfully reversed on appeal, the uncertainty as to the final costs to the company of any approved litigation settlements, the uncertainty as to the exact effect on future financial results of the company of any completed litigation settlements, the uncertainty that the company will achieve its revenue, earnings or earnings per share growth goals or expectations for fiscal year 2003, the uncertainty that actual financial results for fiscal year 2003 and any quarter therein will fall within the guidance provided by the company, the risks of litigation involving the company and its subsidiaries, and the risks described from time to time in reports and registration statements filed by the company and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC

Date: November 19, 2002	By:	/s/ James H. Ingraham

James H. Ingraham Senior Vice President and General Counsel

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EXHIBIT INDEX

Exhibit 99.1	Press Release issued November 19, 2002.

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